Exhibit 99.1

Contacts:	Daniel J. Kohl, President/CEO
James M. McNeill, Sr. Vice President/CFO (770) 441-1580

PSA Healthcare to become a private company

Norcross, GA.-- (BUSINESS WIRE) . . . . April 25, 2007 . . . . . . Pediatric Services of America, Inc., d/b/a PSA Healthcare (Nasdaq: PSAI) and Portfolio Logic LLC announced today that they have entered into a definitive agreement pursuant to which PSA will become a privately-owned company. Portfolio Logic will acquire all of the outstanding common shares of PSA not owned by Portfolio Logic at a price of $16.25 per share, paid in cash. Portfolio Logic, a private investment firm primarily focused on healthcare and business services companies, has been an investor in PSA since 2004 and presently owns 14.9% of PSA’s common shares. As soon as possible, PSA will deliver to its shareholders a proxy statement for their consideration and approval of the transaction, and the two companies will file for regulatory approval under the Hart-Scott-Rodino Act.

Raymond James & Associates is serving as financial advisor, and McKenna Long & Aldridge LLP is acting as legal counsel, to PSA in connection with the transaction. Debevoise & Plimpton LLP is acting as legal counsel to Portfolio Logic in connection with the transaction.

About PSA

PSA provides comprehensive pediatric home health care services through a network of 59 branch offices in 18 states, including satellite offices and branch office start-ups. Through these offices, PSA provides a combination of services, including pediatric private duty nursing (PDN) and pediatric day treatment centers (PPECs). Additional information on PSA may be found on PSA’s website at http://www.psahealthcare.com.

About Portfolio Logic LLC

Portfolio Logic, a Washington, D.C.-based investment firm, primarily focuses on healthcare and business services companies. Jeffrey D. Zients, managing partner, previously served as Chairman of both The Corporate Executive Board (NASDAQ: EXBD) and The Advisory Board Company (NASDAQ: ABCO), two successful business-to-business content companies serving these industries.

NOTE: This press release contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to the proposed acquisition of Pediatric Services of America, Inc. (the “Company”) by Portfolio Logic LLC. When used in this press release, the words “may,” “targets,” “goal,” “could,” “should,” “would,” “believe,” “feel,” “expects,” “confident,” “anticipate,” “estimate,” “intend,”

“plan,” “potential” and similar expressions may be indicative of forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the Company’s control. The Company cautions that various factors, including the factors described hereunder and those discussed in the Company’s other filings with the Securities and Exchange Commission, as well as general economic conditions, industry trends, the Company’s anticipated uses of the proceeds from the sale of its Respiratory and Pharmacy Businesses, the Company’s ability to assimilate and manage previously acquired field operations, collect accounts receivable, including receivables related to acquired businesses and receivables under appeal, hire and retain qualified personnel and comply with and respond to billing requirements issues, including those related to the Company’s billing and collection system, nurse shortages, competitive bidding, HIPAA regulations, adverse litigation, workers’ compensation losses, availability and cost of medical malpractice insurance and any potential reduced state funding levels and nursing hours authorized by Medicaid programs, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements of the Company made by or on behalf of the Company. Further, the Company may not be able to complete the proposed merger because of a number of factors, including, among other things, the failure to obtain stockholder approval or the failure to satisfy other closing conditions. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.